Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Target 2012 Fund (one of a series of Scudder Target
Fund) in the Target Funds Prospectus and "Auditors" and "Financial Statements" in the Scudder Target 2012 Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 33-30876) of our report dated September 4, 2002 on the financial statements and financial highlights of Scudder Target 2012 Fund included in the Annual Report dated July 31, 2002.

                                                            /s/ERNST & YOUNG LLP

                                                            ERNST & YOUNG LLP




Boston, Massachusetts
November 22, 2002